EXHIBIT 10.40.1



                                 FIRST AMENDMENT
                                       TO
                               PNM RESOURCES, INC.
                             DIRECTOR RETAINER PLAN


         PNM Resources, Inc. a New Mexico corporation (the "Company") hereby amends the PNM Resources, Inc. Director Retainer Plan (the "Plan") pursuant to this First Amendment to PNM Resources, Inc. Director Retainer Plan.

                                    Recitals
                                    --------

         WHEREAS, the Company established the "PNM Resources, inc. Director Retainer Plan" on January 1, 2002 and now desires to update the Plan by deletion of outdated plan language relating to broker assisted "cashless" exercise arrangements and cash out rights.

         NOW THEREFORE, the Plan is amended as follows:

         1. Article VII is deleted and replaced in its entirety as follows:

                                   ARTICLE VII

                    Granting of and Exercise of Stock Options

                  7.1 Granting of Stock Options. A Director shall be entitled to acquire one share of Stock upon exercise of each Stock Option at the Exercise Price, subject to the limitations of Article IV and Section
         6.2 and the vesting and forfeiture provisions in Article VIII. The number of the Stock Options, and the applicable terms, conditions and restrictions with respect thereto, shall be set forth in a certificate provided to the Recipient thereof, within an administratively reasonable period of time following the Grant Date of such Stock Options.

                  7.2 Timing of Exercise. The Stock Options shall be exercisable at any time following the vesting as set forth in Article VIII hereof, and on or before the earlier of (i) one (1) year after the date of the Recipient's Termination of Directorship; or (ii) the tenth anniversary date of the Grant Date of the Stock Options.

                  7.3 Method of Payment. The Stock Options shall be exercised by the Recipient giving written notice to the Company of his or her intent to exercise the Stock Option, and tendering payment in full of the Exercise Price of the Stock Options being exercised either:


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                  (i)      in cash,

                  (ii) in previously acquired Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Fair Market Value on the date of exercise, or

                  (iii) by a combination thereof as determined by the Committee.

                  The proceeds from payment of exercised Stock Options shall be added to the general funds of the Company and shall be used for general corporate purposes.

                  7.4 Exercise Following Recipient's Death. If a Recipient of Stock Options dies, without having fully exercised his or her Stock Options, the personal representative or the person receiving such Stock Options from the Recipient or his or her estate shall have the right to exercise the Stock Options, that have vested pursuant to Article VIII, provided, however, that in no event may the Stock Options be exercised later than the earlier of (i) ten (10) years from the Grant Date of such Options or (ii) one (1) year following the Recipient's Termination of Directorship with the Company.

                  7.5 Cancellation of Stock Options. Any Stock Options not exercised within the time periods specified in Sections 7.2 and 7.4 shall be canceled.

         2. Section 11.1 is deleted and replaced in its entirety as follows:

                  11.1 Withholding Taxes. The Company shall have the right to deduct from any payments made by the Company to the Directors, any federal, state or local taxes of any kind required by law to be withheld with respect to Stock Options or related cash distributions or cash retainer, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                  To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit a Director to satisfy a withholding requirement by (i) using already owned shares that have been held by a Director for at least six (6) months; or (ii) directing the Company to apply shares of Stock to which a Director is entitled as a result of the exercise of a Stock Option (including for this purpose, the filing of an election under Section 83(b) of the
         Code), to satisfy the required minimum statutory amount.

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         IN WITNESS WHEREOF, the Company has caused this First Amendment to the
PNM Resources, Inc. Director Retainer Plan to be executed and to be effective as of February 17, 2003.

                                           PNM RESOURCES, INC.


                                           By:      /s/ Jeffry E. Sterba
                                               --------------------------------
                                                    JEFFRY E. STERBA
                                                    Chairman, President and
                                                    Chief Executive Officer



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